Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lordstown Motors Corp.:

We consent to the use of our report dated March 24, 2021, except for Notes 1, 2, 3, 4 and 13 as to which the date is June 8, 2021, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York
July 30, 2021